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                                                                 Exhibit (8)(h)

                AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT

   THIS AMENDMENT TO THE FUND PARTICIPATION AGREEMENT is made as of this 1 day of August , 2015 by and between PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (the "Company"), JPMorgan Insurance Trust (the "Trust"), JPMorgan Investment Management, Inc. (the "Adviser"), and JPMorgan Funds Management, Inc., (the "Administrator"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

   WHEREAS, the Company, Trust, Adviser, and Administrator are parties to a certain Fund Participation Agreement dated December 31, 2007, and amended on April 15, 2011, March 1, 2014 and April 1, 2015, (the "Agreement") in which the Company offers to the public variable annuity contracts and/or variable life insurance contracts; and

   WHEREAS, the parties desire to amend the Agreement.

   NOW, THEREFORE, the agreement is amended as follows:

    1. The following provision is added to the end of paragraph 13.3:

       Notwithstanding any other provision of this Agreement to the contrary, in the event that access to or delivery of any information is requested of the Company by a regulatory, self-regulatory or supervisory authority having appropriate jurisdiction, the Company may comply with such request and shall be required to notify the Fund Parties only if legally permitted to do so and to the extent reasonably practicable in the Company's sole discretion. In addition, notwithstanding any other provision of this Agreement to the contrary, in the event that access to or delivery of any information is requested of the Fund Parties by a regulatory, self-regulatory or supervisory authority having appropriate jurisdiction, the Fund Parties may comply with such request and shall be required to notify the Company only if legally permitted to do so and to the extent reasonably practicable in the Fund Parties' sole discretion.

    2. Schedule B of the Agreement shall be deleted in its entirety and replaced with Schedule B attached hereto

Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

   IN WITNESS WHEREOF, the undersigned have executed this Amendment as of August 1, 2015.

PRUCO LIFE INSURANCE COMPANY                JPMORGAN INVESTMENT
OF NEW JERSEY                               MANAGEMENT, INC.

By:     /s/ Timothy Cronin                  By:     /s/ Robert L. Young
        ----------------------------------          ---------------------------------
Name:   Timothy Cronin                      Name:   Robert L. Young
        ----------------------------------          ---------------------------------
Title:  SVP Investment Management           Title:  Managing Director
        ----------------------------------          ---------------------------------

JPMORGAN INSURANCE TRUST                    JPMORGAN FUNDS MANAGEMENT INC.

By:     /s/ Julie A. Roach                  By:     /s/ Susan S. Montgomery
        ----------------------------------          ---------------------------------
Name:   Julie A. Roach                      Name:   Susan S. Montgomery
        ----------------------------------          ---------------------------------
Title:  Assistant Treasurer                 Title:  Executive Director
        ----------------------------------          ---------------------------------

                                  Schedule B

Portfolios of the Trust

JP Morgan Insurance Trust Core Bond Portfolio - class 1
JP Morgan Insurance Trust Government Bond Portfolio - class 1
JP Morgan Insurance Trust Balanced Portfolio - class 1
JP Morgan Insurance Trust Equity Index Portfolio - class 1
JP Morgan Insurance Trust Diversified Equity Portfolio - class 1
JP Morgan Insurance Trust Diversified Mid Cap Growth Portfolio - class 1 JP Morgan Insurance Trust Intrepid Mid Cap Portfolio - class 1
JP Morgan Insurance Trust Intrepid Growth Portfolio - class 1
JPMorgan Insurance Trust Income Builder Portfolio - class 2